UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2003

OPLINK COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3469 North First Street

San Jose, CA 95134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 433-0606

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 16, 2003, Oplink Communications, Inc. (the “Company”) issued a press release disclosing the full payment by Joseph Y. Liu, the Company’s president and chief executive officer, of the outstanding amounts of principal and accrued interest on obligations under promissory notes of Mr. Liu issued in connection with his purchase of Oplink common stock in April and November 2001. In addition, the press release reports the purchase by the Company of 6,170,325 shares of its common stock from Mr. Liu for a purchase price of $1.84 per share. A copy of the press release is hereby incorporated by reference and made a part of this filing as Exhibit 99.1.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

99.1	Press Release of Oplink Communications, Inc. titled, “Oplink Communications’ Executive Officer Repays Stock Loans,” issued June 16, 2003.

1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Dated: June 19, 2003	By:	/s/ BRUCE D. HORN
Bruce D. Horn Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release of Oplink Communications, Inc. titled, “Oplink Communications’ Executive Officer Repays Stock Loans,” issued June 16, 2003.